Exhibit 99.1

National Bank Holdings Corporation Announces

Record First Quarter 2023 Financial Results

Denver, Colorado - (Globe Newswire) – National Bank Holdings Corporation (NYSE: NBHC) reported:

	For the quarter			For the quarter - adjusted(1)
	1Q23	4Q22	1Q22	1Q23	4Q22	1Q22
Net income ($000's)	$40,283	$16,721	$18,352	$40,283	$34,546	$18,352
Earnings per share - diluted	$1.06	$0.44	$0.60	$1.06	$0.91	$0.60
Return on average tangible assets(2)	1.80%	0.77%	1.07%	1.80%	1.55%	1.07%
Return on average tangible common equity(2)	20.86%	9.17%	10.31%	20.86%	18.37%	10.31%

(1)	See non-GAAP reconciliations starting on page 12.
(2)	Ratios are annualized.

In announcing these results, Chief Executive Officer Tim Laney shared, “We are pleased to deliver record quarterly earnings of $1.06 per diluted share and a record return on average tangible common equity of 20.86%. Our teams maintained excellent credit quality with annualized net charge-offs of just one basis point, and a record low non-performing loans ratio of 0.13%. Our granular and relationship-focused deposit base continues to generate high-quality lower-cost funding. We believe our strong capital, ample liquidity, and relationship-based banking model positions us to continue to serve our clients and communities in any economic environment.”

Addressing recent banking industry liquidity stress, Mr. Laney added, “We have built a granular and relationship-focused deposit base and our investment securities portfolio has a short average duration and is primarily comprised of government guaranteed mortgage-back securities. As previously reported, approximately 70% of our deposits are FDIC insured.”

Mr. Laney added, “Our recently announced acquisition of Cambr provides us with a truly unique source of liquidity and further diversifies our funding and fee income capabilities. To that end, NBH has already added $500 million of deposits to its balance sheet since the deal closing on April 3rd. The remaining program balances continue to be swept to Cambr bank partners. We are pleased to have the ability to significantly grow FDIC insured deposits with little incremental overhead.”

First Quarter 2023 Results

(All comparisons refer to the fourth quarter of 2022, except as noted)

Net income increased $23.6 million to a record $40.3 million, or $1.06 per diluted share, compared to net income of $16.7 million, or $0.44 per diluted share, during the fourth quarter of 2022. Fully taxable equivalent pre-provision net revenue increased $9.7 million to $52.7 million during the first quarter, compared to pre-provision net revenue of $43.0 million. The return on average tangible assets totaled a record 1.80%, compared to a return of 0.77% during the fourth quarter, and the return on average tangible common equity totaled a record 20.86%, compared to a fourth quarter return of 9.17%.

The fourth quarter included $23.2 million of non-recurring acquisition-related expenses, including $16.3 million of CECL Day 1 provision expense. Adjusting for these expenses, net income increased $5.7 million during the first quarter, or 67% annualized, and fully taxable equivalent pre-provision net revenue increased $2.9 million, or 23.4% annualized. The adjusted return on average tangible assets increased 25 basis points, and the adjusted return on average tangible common equity increased 249 basis points.

Net Interest Income

Fully taxable equivalent net interest income totaled $96.3 million, compared to $96.5 million in the prior quarter, as an increase in daily interest income was slightly offset by two fewer days. The fully taxable equivalent net interest margin remained consistent at 4.39% as an increase in cost of funds was offset by an increase in earning asset yields. Average earning assets increased $173.3 million, primarily driven by average originated loan growth. The cost of funds totaled 0.90%, compared to 0.43% during the fourth quarter.

Loans

Total loans increased $124.8 million or 7.0% annualized to a record $7.3 billion at March 31, 2023. We generated quarterly loan fundings totaling $393.9 million with a weighted average new loan origination rate of 7.5%.

Asset Quality and Provision for Credit Losses

The Company recorded $0.9 million of provision expense during the quarter to support the quarter’s loan growth. Annualized net charge-offs decreased three basis points to 0.01% of average total loans during the first quarter. Non-performing loans (comprised of non-accrual loans and non-accrual TDMs) decreased 10 basis points to 0.13% of total loans, and non-performing assets decreased 10 basis points to 0.18% of total loans and OREO. The allowance for credit losses as a percentage of loans totaled 1.23%, compared to 1.24% at December 31, 2022.

Deposits

We maintain a granular and well diversified deposit base with no exposure to venture capital or crypto deposits. Average total deposits were $7.7 billion during the first quarter 2023, compared to $8.0 billion during the fourth quarter 2022. The loan to deposit ratio was 96.9% at March 31, 2023. Average transaction deposits (defined as total deposits less time deposits) totaled $6.8 billion, compared to $7.1 billion, and average non-interest bearing demand deposits totaled $3.0 billion, compared to $3.1 billion for the fourth quarter. The mix of transaction deposits to total deposits was 87.1% compared to 88.9% at December 31, 2022.

Non-Interest Income

Non-interest income increased $0.5 million during the first quarter to $14.7 million. Mortgage banking income increased $0.5 million compared to the prior quarter, and other non-interest income increased $0.6 million. These increases were partially offset by a $0.6 million decrease in service charges and bank card fees due to seasonality.

Non-Interest Expense

Non-interest expense totaled $58.3 million, a decrease of $9.4 million from the prior quarter. Excluding the impact of $6.8 million of non-recurring acquisition-related expenses in the fourth quarter, non-interest expense decreased $2.6 million. Salaries and benefits decreased $2.5 million due to payroll tax credits realized in the first quarter 2023, and professional fees decreased $1.2 million. Partially offsetting these decreases was a $1.1 million increase in other non-interest expense largely due to higher FDIC deposit insurance expense as a result of an increase in the FDIC assessment rate effective January 2023.

The efficiency ratio improved 875 basis points to 53.2% at March 31, 2023, compared to 62.0% at December 31, 2022. The fully taxable equivalent efficiency ratio improved 246 basis points to 51.3% at March 31, 2023, adjusting for intangible asset amortization and non-recurring acquisition-related expenses in the prior quarter.

Income tax expense totaled $10.1 million during the first quarter, compared to $3.0 million in the prior quarter. The increase in income tax expense was due to an increase in pre-tax income. The effective tax rate was 20.0% and 15.0% for the first and fourth quarters, respectively.

Capital

Capital ratios continue to be strong and in excess of federal bank regulatory agency “well capitalized” thresholds. The Tier 1 leverage ratio totaled 9.46% at March 31, 2023, and the common equity tier 1 capital ratio totaled 11.32% at March 31, 2023. Shareholders’ equity totaled $1.1 billion at March 31, 2023 increasing $41.5 million largely due to higher retained earnings and a decrease in accumulated other comprehensive loss.

Common book value per share increased $1.08 to $30.12 at March 31, 2023. Tangible common book value per share increased $1.13 to $21.76 at March 31, 2023 as this quarter’s earnings outpaced the quarterly dividend and benefitted from a $0.25 per share decrease in accumulated other comprehensive loss.

Year-Over-Year Review

(All comparisons refer to the first quarter 2022, except as noted)

Net income totaled $40.3 million or $1.06 per diluted share, compared to $18.4 million or $0.60 per diluted share for the first quarter of 2022. The quarter’s increase over the same period prior year was driven by strong net interest income due to increases in the Federal Reserve’s interest rates and strong organic and acquired loan growth. Fully taxable equivalent pre-provision net revenue increased $29.7 million, or 129.6%, to $52.7 million. The return on average tangible assets was 1.80%, compared to 1.07% in the same period prior year, and the return on average tangible common equity was 20.86%, compared to 10.31%.

Fully taxable equivalent net interest income totaled $96.3 million, an increase of $48.3 million or 100.7%. Average earning assets increased $2.2 billion, or 32.8%, including average originated loan growth of $1.2 billion and average acquired loan growth of $1.6 billion. The fully taxable equivalent net interest margin widened 149 basis points to 4.39%, benefitting from a 216 basis point increase in earning asset yields to 5.24%. Total interest bearing liabilities increased $1.5 billion to $5.4 billion at March 31, 2023, and the cost of funds totaled 0.90%, compared to 0.19% in the same period prior year.

Loans outstanding totaled $7.3 billion, increasing $2.7 billion or 57.1%, and included $1.7 billion of loans acquired through the Rock Canyon Bank and Bank of Jackson Hole acquisitions in 2022. New loan fundings over the trailing 12 months totaled $2.0 billion, led by commercial loan fundings of $1.1 billion.

The Company recorded $0.9 million of provision expense for credit loss during the first quarter 2023, compared to a provision release of $0.3 million in the same period prior year. The current quarter’s provision expense was driven by loan growth. Annualized net charge-offs decreased four basis points to 0.01% of average total loans during the first quarter 2023. Non-performing loans to total loans improved 11 basis points to 0.13%, and non-performing assets to total loans and OREO improved 17 basis points to 0.18% at March 31, 2023. The allowance for credit losses totaled 1.23% of total loans, compared to 1.04% at March 31, 2022.

Average total deposits increased $1.5 billion or 24.2% to $7.7 billion, primarily due to the 2022 acquisitions. Average transaction deposits increased $1.4 billion or 26.1%, and average non-interest bearing demand deposits increased $570.4 million or 23.4%. The mix of transaction deposits to total deposits totaled 87.1%, compared to 87.4% at March 31, 2022, and the mix of non-interest bearing demand deposits to total deposits totaled 38.5%, compared to 40.1% at March 31, 2022.

Non-interest income totaled $14.7 million, a decrease of $4.4 million or 23.0%, largely driven by $6.5 million of lower mortgage banking income due to lower refinance activity, as well as competition driving tighter gain on sale margins. Service charges and bank card fees increased a combined $0.9 million compared to the same period prior year. Other non-interest income increased $1.9 million and included $0.5 million of trust income.

Non-interest expense totaled $58.3 million, an increase of $14.2 million, or 32.2%, largely driven by an increase in core operating expenses driven by our 2022 acquisitions. Included in other non-interest expense is $1.7 million higher FDIC deposit insurance expense as a result of our recent acquisitions and an increase in the FDIC assessment rate effective January 2023.

Income tax expense totaled $10.1 million, an increase of $6.5 million from the first quarter last year, driven by higher pre-tax income.

Conference Call

Management will host a conference call to review the results at 11:00 a.m. Eastern Time on Thursday, April 20, 2023. Interested parties may listen to this call by dialing (888) 256-1007 using the participant passcode of 7825479 and asking for the NBHC Q1 2023 Earnings Call. The earnings release and a link to the replay of the call will be available on the Company’s website at www.nationalbankholdings.com by visiting the investor relations area.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise, delivering high quality client service and committed to stakeholder results. Through its bank subsidiaries, NBH Bank and Bank of Jackson Hole Trust, National Bank Holdings Corporation operates a network of over 95 banking centers, serving individual consumers, small, medium and large businesses, and government and non-profit entities. Its banking centers are located in its core footprint of Colorado, the greater Kansas City region, Utah, Wyoming, Texas, New Mexico and Idaho. Its comprehensive residential mortgage banking group primarily serves the bank’s core footprint. Its trust business is operated in its core footprint under the Bank of Jackson Hole Trust charter. NBH Bank operates under a single state charter through the following brand names as divisions of NBH Bank: in Colorado, Community Banks of Colorado and Community Banks Mortgage; in Kansas and Missouri, Bank Midwest and Bank Midwest Mortgage; in Texas, Utah, New Mexico and Idaho, Hillcrest Bank and Hillcrest Bank Mortgage; and in Wyoming, Bank of Jackson Hole and Bank of Jackson Hole Mortgage. Additional information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

For more information visit: cobnks.com, bankmw.com, hillcrestbank.com, bankofjacksonhole.com, or nbhbank.com. Or connect with any of our brands on LinkedIn.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “tangible assets,” “return on average tangible assets,” “tangible common equity,” “return on average tangible common equity,” “tangible common book value per share,” “tangible common book value, excluding accumulated other comprehensive loss, net of tax,” “tangible common book value per share, excluding accumulated other comprehensive loss, net of tax,” “tangible common equity to tangible assets,” “non-interest expense adjusted for CDI and WMI asset amortization and acquisition-related expenses,” “non-interest expense adjusted for acquisition-related expenses,” “efficiency ratio adjusted for CDI and WMI amortization and acquisition-related expenses,” “adjusted net income,” “adjusted earnings per share – diluted,” “net income adjusted for the impact of CDI and WMI amortization expense and acquisition-related expenses, after tax,” “net income excluding the impact of CDI and WMI amortization expense, after tax,” “adjusted return on average tangible assets,” “adjusted return on average tangible common equity,” “pre-provision net revenue,” “pre-provision net revenue adjusted for acquisition-related expenses,” and “fully taxable equivalent” metrics, are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Form 10-K filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, and the following factors: difficulties in integrating the NBHC, Community Bancorporation, Bancshares of Jackson Hole Incorporated, or Cambr Solutions, LLC businesses or fully realizing cost savings and other benefits; business disruption following the mergers; ability to execute our business strategy (including our digital strategy); business and economic conditions; effects of any potential government shutdowns; economic, market, operational, liquidity, credit and interest rate risks associated with the Company’s business; effects of any changes in trade, monetary and fiscal policies and laws; changes imposed by regulatory agencies to increase capital standards; effects of inflation, as well as, interest rate, securities market and monetary supply fluctuations; changes in the economy or supply-demand imbalances affecting local real estate values; changes in consumer spending, borrowings and savings habits; with respect to our mortgage business, the inability to negotiate fees with investors for the purchase of our loans or our obligation to indemnify purchasers or repurchase related loans; the Company’s ability to identify potential candidates for, consummate, integrate and realize operating efficiencies from, acquisitions, consolidations and other expansion opportunities; the Company's ability to realize anticipated benefits from enhancements or updates to its core operating systems from time to time without significant change in client service or risk to the Company's control environment; the Company's dependence on information technology and telecommunications systems of third-party service providers and the risk of systems failures, interruptions or breaches of security; the Company’s ability to achieve organic loan and deposit growth and the composition of such growth; changes in sources and uses of funds; increased competition in the financial services industry; the effect of changes in accounting policies and practices; the share price of the Company’s stock; the Company's ability to realize deferred tax assets or the need for a valuation allowance; the effects of tax legislation, including the potential of future increases to prevailing tax rules, or challenges to our positions; continued consolidation in the financial services industry; ability to maintain or increase market share and control expenses; costs and effects of changes in laws and regulations and of other legal and regulatory developments; technological changes; the timely development and acceptance of new products and services, including in the digital technology space our digital solution 2UniFi; the Company’s continued ability to attract, hire and maintain qualified personnel; ability to implement and/or improve operational management and other internal risk controls and processes and reporting system and procedures; regulatory limitations on dividends from our bank subsidiaries; changes in estimates of future credit reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; widespread natural and other disasters, pandemics, dislocations, political instability, acts of war or terrorist activities, cyberattacks or international hostilities; a cybersecurity incident, data breach or a failure of a key information technology system; impact of reputational risk; and success at managing the risks involved in the foregoing items. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contact:

Analysts/Institutional Investors: Aldis Birkans, Chief Financial Officer, (720) 554-6640, ir@nationalbankholdings.com

Media: Jody Soper, Chief Marketing Officer, (303) 784-5925, Jody.Soper@nbhbank.com

NATIONAL BANK HOLDINGS CORPORATION

FINANCIAL SUMMARY

Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except share and per share data)

	For the three months ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Total interest and dividend income	$113,533	$103,958	$49,525
Total interest expense	18,644	8,892	2,864
Net interest income	94,889	95,066	46,661
Taxable equivalent adjustment	1,414	1,454	1,313
Net interest income FTE(1)	96,303	96,520	47,974
Provision expense (release) for credit losses	900	21,869	(322)
Net interest income after provision for credit losses FTE(1)	95,403	74,651	48,296
Non-interest income:
Service charges	4,101	4,365	3,710
Bank card fees	4,637	4,954	4,123
Mortgage banking income	3,216	2,686	9,666
Other non-interest income	2,711	2,133	847
Banking center consolidation-related income	—	—	708
Total non-interest income	14,665	14,138	19,054
Non-interest expense:
Salaries and benefits	32,989	36,319	29,336
Occupancy and equipment	9,073	10,409	6,396
Professional fees	2,590	6,308	814
Data processing	3,752	4,924	2,381
Other non-interest expense	8,525	8,339	4,859
Core deposit and wealth management intangible assets amortization	1,363	1,363	296
Total non-interest expense	58,292	67,662	44,082

Income before income taxes FTE(1)	51,776	21,127	23,268
Taxable equivalent adjustment	1,414	1,454	1,313
Income before income taxes	50,362	19,673	21,955
Income tax expense	10,079	2,952	3,603
Net income	$40,283	$16,721	$18,352
Earnings per share - basic	$1.06	$0.44	$0.61
Earnings per share - diluted	1.06	0.44	0.60

(1)

Net interest income is presented on a GAAP basis and fully taxable equivalent (FTE) basis, as the Company believes this non-GAAP measure is the preferred industry measurement for this item. The FTE adjustment is for the tax benefit on certain tax exempt loans using the federal tax rate of 21% for each period presented.

NATIONAL BANK HOLDINGS CORPORATION

Consolidated Statements of Financial Condition (Unaudited)

(Dollars in thousands, except share and per share data)

	March 31, 2023	December 31, 2022	March 31, 2022
ASSETS
Cash and cash equivalents	$369,705	$195,505	$786,385
Investment securities available-for-sale	695,485	706,289	790,384
Investment securities held-to-maturity	637,921	651,527	567,055
Non-marketable securities	120,733	89,049	54,568
Loans	7,345,298	7,220,469	4,674,238
Allowance for credit losses	(90,343)	(89,553)	(48,810)
Loans, net	7,254,955	7,130,916	4,625,428
Loans held for sale	24,594	22,767	90,152
Other real estate owned	3,458	3,731	5,063
Premises and equipment, net	140,417	136,111	95,133
Goodwill	279,132	279,132	115,027
Intangible assets, net	58,619	59,887	13,505
Other assets	332,204	298,329	198,812
Total assets	$9,917,223	$9,573,243	$7,341,512
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Non-interest bearing demand deposits	$2,920,891	$3,134,716	$2,554,820
Interest bearing demand deposits	1,098,172	913,852	595,137
Savings and money market	2,584,128	2,950,658	2,412,081
Total transaction deposits	6,603,191	6,999,226	5,562,038
Time deposits	978,489	873,400	802,772
Total deposits	7,581,680	7,872,626	6,364,810
Securities sold under agreements to repurchase	21,492	20,214	24,744
Long-term debt	53,968	53,890	39,505
Federal Home Loan Bank advances	1,000,000	385,000	—
Other liabilities	126,356	149,311	92,238
Total liabilities	8,783,496	8,481,041	6,521,297
Shareholders' equity:
Common stock	515	515	515
Additional paid in capital	1,160,436	1,159,508	1,014,332
Retained earnings	361,440	330,721	301,220
Treasury stock	(310,037)	(310,338)	(457,219)
Accumulated other comprehensive loss, net of tax	(78,627)	(88,204)	(38,633)
Total shareholders' equity	1,133,727	1,092,202	820,215
Total liabilities and shareholders' equity	$9,917,223	$9,573,243	$7,341,512
SHARE DATA
Average basic shares outstanding	37,785,488	37,762,853	30,120,195
Average diluted shares outstanding	38,074,973	38,100,155	30,479,261
Ending shares outstanding	37,641,381	37,608,519	30,008,781
Common book value per share	$30.12	$29.04	$27.33
Tangible common book value per share(1) (non-GAAP)	21.76	20.63	23.64
Tangible common book value per share, excluding accumulated other comprehensive loss(1) (non-GAAP)	23.85	22.98	24.93
CAPITAL RATIOS
Average equity to average assets	11.63%	11.47%	11.74%
Tangible common equity to tangible assets(1)	8.53%	8.38%	9.81%
Tier 1 leverage ratio	9.46%	9.29%	10.48%
Common equity tier 1 risk-based capital ratio	11.32%	10.54%	13.94%
Tier 1 risk-based capital ratio	11.32%	10.54%	13.94%
Total risk-based capital ratio	13.17%	12.29%	15.56%

(1)	Represents a non-GAAP financial measure. See non-GAAP reconciliations starting on page 12.

NATIONAL BANK HOLDINGS CORPORATION

Loan Portfolio

(Dollars in thousands)

Period End Loan Balances by Type

			March 31, 2023		March 31, 2023
			vs. December 31, 2022		vs. March 31, 2022
	March 31, 2023	December 31, 2022	% Change	March 31, 2022	% Change
Originated:
Commercial:
Commercial and industrial	$1,818,415	$1,841,313	(1.2)%	$1,551,447	17.2%
Municipal and non-profit	979,801	959,305	2.1%	949,125	3.2%
Owner-occupied commercial real estate	674,231	656,361	2.7%	554,345	21.6%
Food and agribusiness	270,197	284,714	(5.1)%	205,899	31.2%
Total commercial	3,742,644	3,741,693	0.0%	3,260,816	14.8%
Commercial real estate non-owner occupied	979,150	841,657	16.3%	634,928	54.2%
Residential real estate	864,544	827,030	4.5%	626,763	37.9%
Consumer	16,766	16,986	(1.3)%	17,321	(3.2)%
Total originated	5,603,104	5,427,366	3.2%	4,539,828	23.4%

Acquired:
Commercial:
Commercial and industrial	172,368	183,522	(6.1)%	15,800	>100%
Municipal and non-profit	316	321	(1.6)%	335	(5.7)%
Owner-occupied commercial real estate	248,883	256,979	(3.2)%	21,329	>100%
Food and agribusiness	64,739	69,265	(6.5)%	2,976	>100%
Total commercial	486,306	510,087	(4.7)%	40,440	>100%
Commercial real estate non-owner occupied	845,374	854,393	(1.1)%	46,431	>100%
Residential real estate	407,254	424,251	(4.0)%	47,314	>100%
Consumer	3,260	4,372	(25.4)%	225	>100%
Total acquired	1,742,194	1,793,103	(2.8)%	134,410	>100%
Total loans	$7,345,298	$7,220,469	1.7%	$4,674,238	57.1%

Loan Fundings(1)

	First quarter	Fourth quarter	Third quarter	Second quarter	First quarter
	2023	2022	2022	2022	2022
Commercial:
Commercial and industrial	$107,013	$177,693	$201,106	$152,550	$169,168
Municipal and non-profit	22,526	20,393	20,845	81,428	49,906
Owner occupied commercial real estate	33,912	40,912	65,125	78,905	67,597
Food and agribusiness	(6,564)	28,518	76,293	(4,186)	18,620
Total commercial	156,887	267,516	363,369	308,697	305,291
Commercial real estate non-owner occupied	185,875	133,271	166,739	88,612	63,416
Residential real estate	49,406	95,067	99,951	93,220	49,040
Consumer	1,717	1,396	1,505	1,989	1,904
Total	$393,885	$497,250	$631,564	$492,518	$419,651

(1)

Loan fundings are defined as closed end funded loans and net fundings under revolving lines of credit. Net fundings under revolving lines of credit were ($7,096), $96,903, $124,834, $21,762 and $66,430 for the periods noted in the table above, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the three months ended			For the three months ended			For the three months ended
	March 31, 2023			December 31, 2022			March 31, 2022
	Average		Average	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$5,514,704	$79,167	5.82%	$5,269,227	$70,536	5.31%	$4,361,919	$42,085	3.91%
Acquired loans	1,771,224	27,023	6.19%	1,790,476	26,508	5.87%	147,638	2,568	7.05%
Loans held for sale	21,753	346	6.45%	24,381	375	6.10%	93,639	756	3.27%
Investment securities available-for-sale	810,257	3,989	1.97%	841,762	4,187	1.99%	751,646	2,849	1.52%
Investment securities held-to-maturity	646,646	2,871	1.78%	661,992	2,818	1.70%	589,830	2,012	1.36%
Other securities	51,366	898	6.99%	26,203	402	6.14%	14,590	209	5.73%
Interest earning deposits	86,790	653	3.05%	115,441	586	2.01%	743,239	359	0.20%
Total interest earning assets FTE(2)	$8,902,740	$114,947	5.24%	$8,729,482	$105,412	4.79%	$6,702,501	$50,838	3.08%
Cash and due from banks	$118,607			$126,107			$79,383
Other assets	687,940			673,679			442,098
Allowance for credit losses	(89,831)			(85,638)			(49,584)
Total assets	$9,619,456			$9,443,630			$7,174,398
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$3,766,203	$7,759	0.84%	$3,946,573	$4,587	0.46%	$2,936,158	$1,437	0.20%
Time deposits	922,521	3,290	1.45%	892,122	2,048	0.91%	821,814	1,094	0.54%
Securities sold under agreements to repurchase	20,045	6	0.12%	18,515	23	0.49%	22,770	7	0.12%
Long-term debt	53,918	518	3.90%	53,530	539	3.99%	39,489	326	3.35%
Federal Home Loan Bank advances	597,833	7,071	4.80%	162,146	1,695	4.15%	—	—	0.00%
Total interest bearing liabilities	$5,360,520	$18,644	1.41%	$5,072,886	$8,892	0.70%	$3,820,231	$2,864	0.30%
Demand deposits	$3,004,643			$3,142,296			$2,434,198
Other liabilities	135,175			145,608			78,027
Total liabilities	8,500,338			8,360,790			6,332,456
Shareholders' equity	1,119,118			1,082,840			841,942
Total liabilities and shareholders' equity	$9,619,456			$9,443,630			$7,174,398
Net interest income FTE(2)		$96,303			$96,520			$47,974
Interest rate spread FTE(2)			3.83%			4.09%			2.78%
Net interest earning assets	$3,542,220			$3,656,596			$2,882,270
Net interest margin FTE(2)			4.39%			4.39%			2.90%
Average transaction deposits	$6,770,846			$7,088,869			$5,370,356
Average total deposits	7,693,367			7,980,991			6,192,170
Ratio of average interest earning assets to average interest bearing liabilities	166.08%			172.08%			175.45%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $1,414, $1,454 and $1,313 for the three months ended March 31, 2023, December 31, 2022 and March 31, 2022, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Allowance for Credit Losses and Asset Quality

(Dollars in thousands)

Allowance for Credit Losses Analysis

	As of and for the three months ended
	March 31, 2023	December 31, 2022	March 31, 2022
Beginning allowance for credit losses	$89,553	$65,623	$49,694
Acquisition Day 1 CECL provision expense	—	16,027	—
PCD allowance for credit loss at acquisition	—	3,764	—
Charge-offs	(325)	(849)	(634)
Recoveries	65	129	75
Provision expense (release) for credit losses	1,050	4,859	(325)
Ending allowance for credit losses ("ACL")	$90,343	$89,553	$48,810
Ratio of annualized net charge-offs to average total loans during the period	0.01%	0.04%	0.05%
Ratio of ACL to total loans outstanding at period end	1.23%	1.24%	1.04%
Ratio of ACL to total non-performing loans at period end	946.40%	542.35%	440.01%
Total loans	$7,345,298	$7,220,469	$4,674,238
Average total loans during the period	7,257,639	7,029,021	4,520,205
Total non-performing loans	9,546	16,512	11,093

Past Due and Non-accrual Loans

	March 31, 2023	December 31, 2022	March 31, 2022
Loans 30-89 days past due and still accruing interest	$2,308	$2,986	$3,034
Loans 90 days past due and still accruing interest	185	95	389
Non-accrual loans	9,546	16,512	11,093
Total past due and non-accrual loans	$12,039	$19,593	$14,516
Total 90 days past due and still accruing interest and non-accrual loans to total loans	0.13%	0.23%	0.25%

Asset Quality Data

	March 31, 2023	December 31, 2022	March 31, 2022
Non-performing loans	$9,546	$16,512	$11,093
OREO	3,458	3,731	5,063
Total non-performing assets	$13,004	$20,243	$16,156
Accruing modified loans	$4,154	$4,654	$4,979
Total non-performing loans to total loans	0.13%	0.23%	0.24%
Total non-performing assets to total loans and OREO	0.18%	0.28%	0.35%

NATIONAL BANK HOLDINGS CORPORATION

Key Metrics(1)

	As of and for the three months ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Return on average assets	1.70%	0.70%	1.04%
Return on average tangible assets(2)	1.80%	0.77%	1.07%
Return on average tangible assets, adjusted(2)	1.80%	1.55%	1.07%
Return on average equity	14.60%	6.13%	8.84%
Return on average tangible common equity(2)	20.86%	9.17%	10.31%
Return on average tangible common equity, adjusted(2)	20.86%	18.37%	10.31%
Loan to deposit ratio (end of period)	96.88%	91.72%	73.44%
Non-interest bearing deposits to total deposits (end of period)	38.53%	39.82%	40.14%
Net interest margin(3)	4.32%	4.32%	2.82%
Net interest margin FTE(2)(3)	4.39%	4.39%	2.90%
Interest rate spread FTE(2)(4)	3.83%	4.09%	2.78%
Yield on earning assets(5)	5.17%	4.72%	3.00%
Yield on earning assets FTE(2)(5)	5.24%	4.79%	3.08%
Cost of interest bearing liabilities	1.41%	0.70%	0.30%
Cost of deposits	0.58%	0.33%	0.17%
Non-interest income to total revenue FTE(2)	13.22%	12.78%	28.43%
Non-interest expense to average assets	2.46%	2.84%	2.49%
Efficiency ratio	53.21%	61.96%	67.08%
Efficiency ratio excluding CDI and WMI amortization FTE(2)	51.30%	53.76%	65.32%
Pre-provision net revenue	$51,262	$41,542	$21,633
Pre-provision net revenue FTE(2)	52,676	42,996	22,946
Pre-provision net revenue FTE, adjusted(2)	52,676	49,807	22,946

Total Loans Asset Quality Data(6)(7)(8)
Non-performing loans to total loans	0.13%	0.23%	0.24%
Non-performing assets to total loans and OREO	0.18%	0.28%	0.35%
Allowance for credit losses to total loans	1.23%	1.24%	1.04%
Allowance for credit losses to non-performing loans	946.40%	542.35%	440.01%
Net charge-offs to average loans	0.01%	0.04%	0.05%

(1)	Quarterly ratios are annualized.
(2)	Ratio represents non-GAAP financial measure. See non-GAAP reconciliations starting on page 12.
(3)	Net interest margin represents net interest income, including accretion income on interest earning assets, as a percentage of average interest earning assets.
(4)	Interest rate spread represents the difference between the weighted average yield on interest earning assets and the weighted average cost of interest bearing liabilities.
(5)	Interest earning assets include assets that earn interest/accretion or dividends. Any market value adjustments on investment securities or loans are excluded from interest earning assets.
(6)	Non-performing loans consist of non-accruing loans and modified loans on non-accrual.
(7)	Non-performing assets include non-performing loans and other real estate owned.
(8)	Total loans are net of unearned discounts and fees.

NATIONAL BANK HOLDINGS CORPORATION

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

(Dollars in thousands, except share and per share data)

Tangible Common Book Value Ratios

	March 31, 2023	December 31, 2022	March 31, 2022
Total shareholders' equity	$1,133,727	$1,092,202	$820,215
Less: goodwill, core deposit (“CDI”) and wealth management (“WMI”) intangible assets, net	(325,828)	(327,191)	(121,096)
Add: deferred tax liability related to goodwill	11,212	10,984	10,298
Tangible common equity (non-GAAP)	$819,111	$775,995	$709,417

Total assets	$9,917,223	$9,573,243	$7,341,512
Less: goodwill, CDI and WMI assets, net	(325,828)	(327,191)	(121,096)
Add: deferred tax liability related to goodwill	11,212	10,984	10,298
Tangible assets (non-GAAP)	$9,602,607	$9,257,036	$7,230,714

Tangible common equity to tangible assets calculations:
Total shareholders' equity to total assets	11.43%	11.41%	11.17%
Less: impact of goodwill, CDI and WMI assets, net	(2.90)%	(3.03)%	(1.36)%
Tangible common equity to tangible assets (non-GAAP)	8.53%	8.38%	9.81%

Tangible common book value per share calculations:
Tangible common equity (non-GAAP)	$819,111	$775,995	$709,417
Divided by: ending shares outstanding	37,641,381	37,608,519	30,008,781
Tangible common book value per share (non-GAAP)	$21.76	$20.63	$23.64

Tangible common book value per share, excluding accumulated other comprehensive loss calculations:
Tangible common equity (non-GAAP)	$819,111	$775,995	$709,417
Accumulated other comprehensive loss, net of tax	78,627	88,204	38,633
Tangible common book value, excluding accumulated other comprehensive loss, net of tax (non-GAAP)	897,738	864,199	748,050
Divided by: ending shares outstanding	37,641,381	37,608,519	30,008,781
Tangible common book value per share, excluding accumulated other comprehensive loss, net of tax (non-GAAP)	$23.85	$22.98	$24.93

NATIONAL BANK HOLDINGS CORPORATION

(Dollars in thousands, except share and per share data)

Return on Average Tangible Assets and Return on Average Tangible Equity

	As of and for the three months ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Net income	$40,283	$16,721	$18,352
Add: impact of CDI and WMI amortization expense, after tax	1,049	1,049	227
Net income excluding the impact of CDI and WMI amortization expense, after tax (non-GAAP)	$41,332	$17,770	$18,579

Net income excluding the impact of CDI and WMI amortization expense, after tax	$41,332	$17,770	$18,579
Add: acquisition-related adjustments, after tax (non-GAAP)(1)	—	17,825	—
Net income adjusted for the impact of CDI and WMI amortization expense and acquisition-related expenses, after tax (non-GAAP)(1)	$41,332	$35,595	$18,579

Average assets	$9,619,456	$9,443,630	$7,174,398
Less: average goodwill, CDI and WMI assets, net of deferred tax liability related to goodwill	(315,493)	(314,017)	(110,973)
Average tangible assets (non-GAAP)	$9,303,963	$9,129,613	$7,063,425

Average shareholders' equity	$1,119,118	$1,082,840	$841,942
Less: average goodwill, CDI and WMI assets, net of deferred tax liability related to goodwill	(315,493)	(314,017)	(110,973)
Average tangible common equity (non-GAAP)	$803,625	$768,823	$730,969

Return on average assets	1.70%	0.70%	1.04%
Return on average tangible assets (non-GAAP)	1.80%	0.77%	1.07%
Adjusted return on average tangible assets (non-GAAP)	1.80%	1.55%	1.07%
Return on average equity	14.60%	6.13%	8.84%
Return on average tangible common equity (non-GAAP)	20.86%	9.17%	10.31%
Adjusted return on average tangible common equity (non-GAAP)	20.86%	18.37%	10.31%

(1) Acquisition-related adjustments:
Provision expense adjustments:
CECL day 1 provision expense (non-GAAP)	$—	$16,348	$—
Non-interest expense adjustments:
Acquisition-related expenses (non-GAAP)	—	6,811	—
Acquisition-related adjustments before tax (non-GAAP)	—	23,159	—
Tax expense impact	—	(5,334)	—
Acquisition-related adjustments, after tax (non-GAAP)	$—	$17,825	$—

Fully Taxable Equivalent Yield on Earning Assets and Net Interest Margin

	As of and for the three months ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Interest income	$113,533	$103,958	$49,525
Add: impact of taxable equivalent adjustment	1,414	1,454	1,313
Interest income FTE (non-GAAP)	$114,947	$105,412	$50,838

Net interest income	$94,889	$95,066	$46,661
Add: impact of taxable equivalent adjustment	1,414	1,454	1,313
Net interest income FTE (non-GAAP)	$96,303	$96,520	$47,974

Average earning assets	$8,902,740	$8,729,482	$6,702,501
Yield on earning assets	5.17%	4.72%	3.00%
Yield on earning assets FTE (non-GAAP)	5.24%	4.79%	3.08%
Net interest margin	4.32%	4.32%	2.82%
Net interest margin FTE (non-GAAP)	4.39%	4.39%	2.90%

Efficiency Ratio and Pre-Provision Net Revenue

	As of and for the three months ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Net interest income	$94,889	$95,066	$46,661
Add: impact of taxable equivalent adjustment	1,414	1,454	1,313
Net interest income FTE (non-GAAP)	$96,303	$96,520	$47,974

Non-interest income	$14,665	$14,138	$19,054

Non-interest expense	$58,292	$67,662	$44,082
Less: CDI and WMI asset amortization	(1,363)	(1,363)	(296)
Less: acquisition-related expenses (non-GAAP)	—	(6,811)	—
Non-interest expense excluding CDI and WMI asset amortization and acquisition-related expenses (non-GAAP)	$56,929	$59,488	$43,786

Non-interest expense	$58,292	$67,662	$44,082
Less: acquisition-related expenses (non-GAAP)	—	(6,811)	—
Non-interest expense adjusted for acquisition-related expenses (non-GAAP)	$58,292	$60,851	$44,082

Efficiency ratio	53.21%	61.96%	67.08%
Efficiency ratio excluding CDI and WMI amortization and acquisition-related expenses FTE (non-GAAP)	51.30%	53.76%	65.32%

Pre-provision net revenue (non-GAAP)	$51,262	$41,542	$21,633
Pre-provision net revenue, FTE (non-GAAP)	52,676	42,996	22,946
Pre-provision net revenue FTE, adjusted for acquisition-related expenses (non-GAAP)	52,676	49,807	22,946

Adjusted Net Income and Earnings Per Share

	As of and for the three months ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Adjustments to net income:
Net income	$40,283	$16,721	$18,352
Add: Acquisition-related adjustments, after tax (non-GAAP)	—	17,825	—
Adjusted net income (non-GAAP)	$40,283	$34,546	$18,352

Adjustments to earnings per share:
Earnings per share diluted	$1.06	$0.44	$0.60
Add: Acquisition-related adjustments, after tax (non-GAAP)	—	0.47	—
Adjusted earnings per share - diluted (non-GAAP)(1)	$1.06	$0.91	$0.60